EXHIBIT 10.57

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Micron MeiYa CONFIDENTIAL

TECHNOLOGY TRANSFER AGREEMENT
FOR 68-50NM PROCESS NODES

This TECHNOLOGY TRANSFER AGREEMENT FOR 68-50NM PROCESS NODES (this “Agreement”), is made and entered into as of this 13th day of May, 2008 (“Effective Date”), by and between Micron Technology, Inc., a Delaware corporation (“Micron”) and MeiYa Technology Corporation (MeiYa Technology Corporation [Translation from Chinese]), a company-limited-by-shares incorporated under the laws of the Republic of China (“Joint Venture Company”).  (Micron and Joint Venture Company are referred to in this Agreement individually as a “Party” and collectively as the “Parties”).

RECITALS

A.           Micron has developed technology for [***] Process Nodes for the manufacture of Stack DRAM Products.

B.           The Joint Venture Company desires to have such technology transferred to the Joint Venture Company for its use in the manufacture of Stack DRAM Products, and Micron intends to so transfer such technology to the Joint Venture Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and agreements herein set forth, the Parties, intending to be legally bound, hereby agree as follows.

ARTICLE 1
DEFINITIONS; CERTAIN INTERPRETATIVE MATTERS

1.1                  Definitions.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Applicable Law” means any applicable laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity.

“Closing” means the remittance by Nanya Technology Corporation and Micron Semiconductor B.V. of the first capital contribution to the Joint Venture Company as set forth in Section 2.6 of that certain Master Agreement by and between Micron and Nanya Technology Corporation dated as of the Effective Date.

“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

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“Force Majeure Event” means the occurrence of an event or circumstance beyond the reasonable control of a Party and includes, without limitation, (a) explosions, fires, flood, earthquakes, catastrophic weather conditions, or other elements of nature or acts of God; (b) acts of war (declared or undeclared), acts of terrorism, insurrection, riots, civil disorders, rebellion or sabotage; (c) acts of federal, state, local or foreign Governmental Entity; (d) labor disputes, lockouts, strikes or other industrial action, whether direct or indirect and whether lawful or unlawful; (e) failures or fluctuations in electrical power or telecommunications service or equipment; and (f) delays caused by the other Party or Third-Party nonperformance (except for delays caused by a Party’s contractors, subcontractors or agents).

“GAAP” means, with respect to Micron, United States generally accepted accounting principles, and with respect to the Joint Venture Company, Republic of China generally accepted accounting principles, in each case, as consistently applied by the Party for all periods at issue.

“Governmental Entity” means any governmental authority or entity, including any agency, board, bureau, commission, court, municipality, department, subdivision or instrumentality thereof, or any arbitrator or arbitration panel.

“IP Rights” means copyrights, rights in trade secrets, Mask Work Rights and pending applications or registrations of any of the foregoing anywhere in the world.  The term “IP Rights” does not include any Patent Rights or rights in trademarks.

“Joint Venture Company” shall have the meaning set forth in the preamble to this Agreement.

“Mask Work Rights" means rights under the United States Semiconductor Chip Protection Act of 1984, as amended from time to time, or under any similar equivalent laws in countries other than the United States.

“Micron” shall have the meaning set forth in the preamble to this Agreement.

“Party” and “Parties” shall have the meaning set forth in the preamble to this Agreement

“Patent Rights” means all rights associated with any and all issued and unexpired patents and pending patent applications in any country in the world, together with any and all divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions, foreign counterparts or equivalents of any of the foregoing, wherever and whenever existing.

“Person” means any natural person, corporation, joint stock company, limited liability company, association, partnership, firm, joint venture, organization, business, trust, estate or any other entity or organization of any kind or character.

“Process Node” means [***].

“Recoverable Taxes” shall have the meaning set forth in Section 3.5(a).

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“Software” means computer program instruction code, whether in human-readable source code form, machine-executable binary form, firmware, scripts, interpretive text, or otherwise.  The term “Software” does not include databases and other information stored in electronic form, other than executable instruction codes or source code that is intended to be compiled into executable instruction codes.

“Stack DRAM” means dynamic random access memory cell that functions by using a  capacitor arrayed predominantly above the semiconductor substrate.

“Stack DRAM Design” means, with respect to a Stack DRAM Product, the corresponding design components, materials and information listed on Schedule 2.

“Stack DRAM Product” means any memory comprising Stack DRAM, whether in die or wafer form.

“Tax” or “Taxes” means any federal, state, local or foreign net income, gross income, gross receipts, sales, use ad valorem, transfer, franchise, profits, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, customs, duties or other type of fiscal levy and all other taxes, governmental fees, registration fees, assessments or charges of any kind whatsoever, together with any interest and penalties,  additions to tax or additional amounts imposed or assessed with respect thereto.

“Taxing Authority” means any Governmental Entity exercising any authority to impose, regulate or administer the imposition of Taxes.

“Third Party” means any Person other than Micron or the Joint Venture Company.

“Transferred Technology” means [***].

1.2                  Certain Interpretive Matters.

(a)          Unless the context requires otherwise, (1) all references to Sections, Articles, Exhibits, Appendices or Schedules are to Sections, Articles, Exhibits, Appendices or Schedules of or to this Agreement, (2) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP, (3) words in the singular include the plural and vice versa, (4) the term “including” means “including without limitation,” and (5) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual section or portion hereof.  Unless otherwise denoted, all references to $ or dollar amounts will be to lawful currency of the United States of America.  All references to “day” or “days” will mean calendar days.

(b)          No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which (1) any such Party or its counsel participated in the drafting thereof or (2) any such provision is inconsistent with any prior draft of this Agreement or such provision.

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ARTICLE 2
TRANSFER OF TECHNOLOGY TO JOINT VENTURE COMPANY

2.1                  Delivery of Transferred Technology to Joint Venture Company.  On a delivery schedule mutually agreed between the Parties, Micron shall provide to the Joint Venture Company the Transferred Technology [***], which process is outlined on Schedule 3.  Except as provided in Section 2.2, the foregoing obligation does not require Micron to create, make, adapt, develop, modify and/or translate any such information or materials.  The Joint Venture Company may at any time request Micron in writing to supplement its prior disclosures of such Transferred Technology with any items the Joint Venture Company believes to be missing or incomplete from such disclosures; however, with respect to the subject matter of any such requests made [***], the Joint Venture Company shall be precluded from asserting that Micron is in breach of its obligations under this Section.

2.2                  Preproduction Wafers.  On a delivery schedule mutually agreed between the Parties, Micron shall, [***], provide to the Joint Venture Company [***].  On a delivery schedule mutually agreed between the Parties, Micron shall, [***], provide to the Joint Venture Company [***].

2.3                  Engineering Services.  As reasonably requested by the Joint Venture Company from time to time and to the extent fulfilling such request would not cause disruption of their respective operations, Micron will provide to the Joint Venture Company engineering support for its implementation of the Transferred Technology transferred by Micron to the Joint Venture Company for use in the Joint Venture Company’s facilities for the manufacture of Stack DRAM wafers.

ARTICLE 3
PAYMENTS

3.1                  Transfer of Technology to Joint Venture Company.  For the transfer of the Transferred Technology from Micron to the Joint Venture Company for the [***], Joint Venture Company shall pay to Micron [***].

3.2                  Engineering Service Fees.  Micron shall charge Joint Venture Company for any engineering services provided by Micron to Joint Venture Company under Section 2.3 for all out-of-pocket expenses reasonably incurred in connection therewith.  [***]  If any employee(s) of Micron are required to provide such services at a location other than his/her/their normal working location, then [***]  Micron will invoice Joint Venture Company for all such costs and expenses monthly as incurred.  Joint Venture Company will pay Micron the amount due within thirty (30) days of receipt of invoice.

3.3                  Invoices; Payments.

(a)           All invoices under this Agreement may be sent by any method described in Section 8.1 or electronically with hardcopy confirmation sent promptly thereafter by any method described in Section 8.1.  Such invoices should be sent to the following contacts or such other contact as may be specified hereafter pursuant to a notice sent in accordance with Section 8.1:

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Invoices to Joint Venture Company:

To be provided by notice.

(b)          All amounts owed by a Party under this Agreement are stated, calculated and shall be paid in United States Dollars ($ U.S.).

(c)          Payment is due on all amounts properly invoiced within thirty (30) days of receipt of invoice.  All payments made under this Agreement shall be made by check sent to the following person or by such other manner designated by such person:

Payments to Micron:

[***]
8000 S. Federal Way
P.O. Box 6, MS 1-107
Boise, Idaho, USA 83707-0006
Fax:                      [***]
Email:                                [***]

3.4                  Interest.  Any amounts payable to a Party hereunder and not paid within the time period provided shall accrue interest, from the time such payment was due until the time payment is actually received, at the rate of [***] or the highest rate permitted by Applicable Law, whichever is lower.

3.5                  Taxes.

(a)           All sales, use and other transfer Taxes imposed directly on or solely as a result of the services, rights licensed or technology transfers or the payments therefor provided herein shall be stated separately on the service provider’s, licensor’s or technology transferor’s invoice, collected from the service recipient, licensee or technology transferee and shall be remitted by service provider, licensor or technology transferor to the appropriate Taxing Authority (“Recoverable Taxes”), unless the service recipient, licensee or technology transferee provides valid proof of tax exemption prior to the Effective Date or otherwise as permitted by law prior to the time the service provider, licensor or technology transferor is required to pay such taxes to the appropriate Taxing Authority.  When property is delivered, rights granted and/or services are provided or the benefit of services occurs within jurisdictions in which collection and remittance of Taxes by the service recipient, licensee or technology transferee is required by law, the service recipient, licensee or technology transferee  shall have sole responsibility for payment of said Taxes to the appropriate Taxing Authority.  In the event any Taxes are Recoverable Taxes and the service provider, licensor or technology transferor does not collect such Taxes from the service recipient, licensee or technology transferee or pay such Taxes to the appropriate Governmental Entity on a timely basis, and is subsequently audited by any Taxing Authority, liability of the service recipient, licensee or technology transferee will be limited to the Tax

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assessment for such Recoverable Taxes, with no reimbursement for penalty or interest charges or other amounts incurred in connection therewith.  Except as provided in Section 3.5(b), Taxes other than Recoverable Taxes shall not be reimbursed by the service recipient, licensee or technology transferee, and each Party is responsible for its own respective income Taxes (including franchise and other Taxes based on net income or a variation thereof), Taxes based upon gross revenues or receipts, and Taxes with respect to general overhead, including but not limited to business and occupation Taxes, and such Taxes shall not be Recoverable Taxes.

(b)          In the event that the service recipient, licensee or technology transferee is prohibited by Applicable Law from making payments to the service provider, licensor or technology transferor unless the service recipient, licensee or technology transferee deducts or withholds Taxes therefrom and remits such Taxes to the local Taxing Authority, then [***].

3.6                  [***].  Notwithstanding anything to the contrary in this Agreement, if requested by Micron by notice in accordance with Section 8.1, Joint Venture Company will [***] until notified by Micron in accordance with Section 8.1.

ARTICLE 4
INTELLECTUAL PROPERTY

4.1                  No Transfer of IP Rights.  Nothing in this Agreement shall be construed to transfer ownership of or grant a license under any IP Rights, Patent Rights or other rights in intellectual property or technology of Micron to the Joint Venture Company expressly, by implication, by estoppel or otherwise.  The transfers of technology by Micron to the Joint Venture Company hereunder are solely of the physical embodiments Transferred Technology only and not any IP Rights or Patent Rights therein.

ARTICLE 5
WARRANTIES; DISCLAIMERS

5.1                  No Implied Obligation.  Nothing contained in this Agreement shall be construed as:

(a)          a warranty or representation that any manufacture, sale, lease, use or other disposition of any products based upon Transferred Technology or other technology transferred hereunder will be free from infringement, misappropriation or other violation of any Patent Rights, IP Rights or other intellectual property rights of any Person;

(b)          an agreement to bring or prosecute proceedings against Third Parties for infringement, misappropriation or other violation of rights or conferring any right to bring or prosecute proceedings against Third Parties for infringement, misappropriation or other violation of rights; or

(c)          conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either Party.

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5.2                  DISCLAIMER.  [***].

ARTICLE 6
LIMITATION OF LIABILITY

6.1                  LIMITATION OF LIABILITY.  [***]

ARTICLE 7
TERM AND TERMINATION

7.1                  Term.  The term of this Agreement commences on the Effective Date and continues in effect until terminated in accordance with this Agreement or any other agreement to which the Parties are parties.

7.2                  Termination of this Agreement.

(a)          This Agreement shall terminate automatically if [***].

(b)          Micron may terminate this Agreement by notice to the Joint Venture Company if the Joint Venture Company commits a material breach of this Agreement and such breach remains uncured for [***] of the breach from Micron.

(c)          The Joint Venture Company may not terminate this Agreement for any reason, including breach by Micron.

7.3                  Effects of Termination.

(a)          Termination of this Agreement shall not affect any of the Parties’ respective rights accrued or obligations owed before termination.  In addition, the following shall survive termination of this Agreement for any reason:  Articles 1, 3, 4, 5, 6 and 8 and Section 7.3.

(b)          Upon termination of this Agreement, the Joint Venture Company shall:

[***]

ARTICLE 8
MISCELLANEOUS

8.1                  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) delivery in person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

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If to Joint Venture Company:

MeiYa Technology Corporation

Taoyuan, Taiwan, ROC
Attention:
Fax:

If to Micron:                                       Micron Technology, Inc.
8000 S. Federal Way
Mail Stop 1-507
Boise, ID 83716
Attention: General Counsel
Fax: 208.368.4537

8.2                  Waiver.  The failure at any time of a Party to require performance by  the other Party of any responsibility or obligation required by this Agreement shall in no way affect a Party’s right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Agreement by the other Party constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.

8.3                  Assignment.  [***]

8.4                  Third Party Rights.  Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person, other than the Parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

8.5                  Force Majeure.  The Parties shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by a Force Majeure Event.

8.6                  Choice of Law.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, USA, without giving effect to the principles of conflict of laws thereof.

8.7                  Jurisdiction; Venue.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in a state or federal court of competent jurisdiction located in the State of California, USA, and each of the Parties to this Agreement hereby consents and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

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8.8                  Headings.  The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

8.9                  Export Control.  Each Party agrees that it will not knowingly:  (a) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations) provided by the other Party or (b) disclose such technical data for use in, or export or re-export directly or indirectly, any direct product of such technical data, including Software, to any destination to which such export or re-export is restricted or prohibited by United States or non-United States law, without obtaining prior authorization from the U.S. Department of Commerce and other competent Government Entities to the extent required by Applicable Laws.

8.10                Entire Agreement.  This Agreement, together with its Schedules and the agreements and instruments expressly provided for herein, including the applicable terms of any other agreements to which Micron and the Joint Venture Company are a Party, constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof.

8.11                Severability.  Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force in all other respects.  Should any provision of this Agreement be or become ineffective because of changes in Applicable Laws or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby.  If such circumstances arise, the Parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by Applicable Law.

8.12                Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

< Signature page follows >

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the Effective Date.

MICRON TECHNOLOGY, INC.

By: /s/ D. Mark Durcan
Name:  D. Mark Durcan
Title:  President and Chief Operating Officer

MEIYA TECHNOLOGY CORPORATION

By: /s/ Pei Ing Lee
Name: Pei Ing Lee
Title: Chairman

THIS IS THE SIGNATURE PAGE FOR THE TECHNOLOGY TRANSFER AGREEMENT FOR 68-50NM PROCESS NODES ENTERED INTO BY AND BETWEEN MICRON AND THE JOINT VENTURE COMPANY

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Schedule 1

Process Nodes Information Deliverables

[***]

Schedule 1
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Schedule 2

Stack DRAM Designs Information Deliverables

[***]

Schedule 2
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Schedule 3

Staged Process Flow for Technology Transfer

[***]

Schedule 3
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